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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with this Quarterly Report of CREDO Petroleum Corporation (the "Company") on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, James T. Huffman and David W. Vreeman, President and Chief Executive Officer, and Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 17, 2005

/s/ JAMES T. HUFFMAN James T. Huffman President and Chief Executive Officer
/s/ DAVID W. VREEMAN David W. Vreeman Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CREDO Petroleum Corporation and will be retained by CREDO Petroleum Corporation and furnished to the Securities and Exchange Commission upon request.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002